Exhibit 99.1

ATP Announces Record Earnings and Operating Results For First Quarter 2008

HOUSTON--(BUSINESS WIRE)--ATP Oil & Gas Corporation (NASDAQ:ATPG) today announced first quarter 2008 results which include record production, record revenues and record earnings.

Highlights include:

  3.6 MMBoe (21.6 Bcfe) of production, a 36% increase over first quarter 2007;
  $226.0 million of oil and gas revenue, a 56% increase over first quarter 2007;
  $46.8 million of net income, a 71% increase over first quarter 2007;
  Net income of $1.29 per diluted share.

Oil and gas production increased 36% to 3.6 MMBoe (21.6 Bcfe) for the first quarter of 2008, compared to 2.6 MMBoe (15.9 Bcfe) for the first quarter of 2007. Oil production was 1.6 MMBbls and natural gas production was 11.8 Bcf for the first quarter of 2008, compared to 1.0 MMBbls and 9.8 Bcfe for the first quarter of 2007.

Revenue from oil and gas production totaled $226.0 million for the first quarter of 2008, compared to $144.7 million for the first quarter of 2007. Revenue from oil and condensate sales was $119.9 million and revenue from and natural gas sales was $106.1 million for the first quarter of 2008. Revenue from oil and condensate sales was $54.7 million and revenue from natural gas sales was $89.9 million for the first quarter of 2007.

ATP recorded net income of $46.8 million or $1.31 per basic and $1.29 per diluted share for the first quarter of 2008, compared to $27.4 million or $0.92 per basic and $0.89 per diluted share for the first quarter of 2007.

Net income for the first quarter of 2008 was impacted by one item research analysts typically exclude from their published estimates, a loss on abandonment of $0.4 million. Accordingly, net income before this item, a non-GAAP measure, in the first quarter of 2008 was $47.2 million or $1.32 per basic and $1.30 per diluted share. For the same metric in the first quarter of 2007, ATP recorded $27.5 million or $0.92 per basic and $0.90 per diluted share. A non-GAAP reconciliation is provided near the end of this press release.

ATP's selected operating statistics and financial information, included within this press release, contain additional information on the company’s activities for the first quarter of 2008 and the comparable period of 2007.

	Three Months Ended
	March 31,
	2008	2007
Selected Operating Statistics

Production
Natural gas (MMcf)	11,844	9,825
Gulf of Mexico	6,465	6,138
North Sea	5,379	3,687

Oil and condensate (MBbls)	1,622	1,012
Gulf of Mexico	1,610	1,005
North Sea	12	7

Natural gas equivalents (MMcfe)	21,574	15,896
Gulf of Mexico	16,122	12,170
North Sea	5,451	3,727

Average Prices (includes effect of cash flow hedges)
Natural gas (per Mcf)	$8.96	$9.15
Gulf of Mexico	9.28	8.47
North Sea	8.57	10.29
Oil and condensate (per Bbl)	73.96	54.09
Natural gas, oil and condensate (per Mcfe)	10.48	9.11

Other Expenses, per Mcfe
Lease operating expense (per Mcfe)	$1.14	$1.33
Gulf of Mexico	1.09	1.27
North Sea	1.28	1.49
Depreciation, depletion and amortization (DD&A)	4.14	3.36
Gulf of Mexico	3.48	3.11
North Sea	6.09	4.18

Selected Financial Data
(In Thousands, Except Per Share Data)

Oil and gas revenues, including settled derivatives(1)	$226,037	$144,675
Net income	46,845	27,434

Net income per share:
Basic	$1.31	$0.92
Diluted	$1.29	$0.89

Weighted average shares outstanding:
Basic	35,824	29,969
Diluted	36,247	30,702

(1) See oil and gas revenue reconciliation toward the end of this press release.

1st Quarter 2008 Conference Call

ATP Oil & Gas Corporation (NASDAQ: ATPG) will host a live conference call on Thursday, May 8 at 9:30 am central time to discuss the company’s record first quarter results, followed by a Q&A session.

Date: Thursday, May 8, 2008
Time: 10:30 am ET; 9:30 am CT; 8:30 am MT and 7:30 am PT

ATP invites interested persons to listen to the live Internet webcast on the company’s website, www.atpog.com, linking through the Investor Info page and the Conference Calls link. Phone participants should dial (800) 533-7619. A digital replay of the conference call will be available at (888) 203-1112, ID number 6226994, for a period of 24 hours beginning at 12:00 pm CT, and the webcast will be archived for 30 business days at www.atpog.com.

About ATP Oil & Gas Corporation

ATP Oil & Gas is focused on development and production of oil and natural gas in the Gulf of Mexico and the North Sea. The Company trades publicly as ATPG on the NASDAQ Global Select Market. For more information about ATP Oil & Gas Corporation, visit www.atpog.com.

Forward-looking Statements

Certain statements included in this news release are “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. ATP cautions that assumptions, expectations, projections, intentions, or beliefs about future events may, and often do, vary from actual results and the differences can be material. Some of the key factors which could cause actual results to vary from those ATP expects include changes in natural gas and oil prices, the timing of planned capital expenditures, availability of acquisitions, uncertainties in estimating proved reserves and forecasting production results, operational factors affecting the commencement or maintenance of producing wells, the condition of the capital markets generally, as well as ATP’s ability to access them, and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting our business. More information about the risks and uncertainties relating to ATP’s forward-looking statements are found in the Company’s SEC filings.

CONSOLIDATED BALANCE SHEETS
(In Thousands)

	March 31,	December 31,
	2008	2007
Assets

Current assets:
Cash and cash equivalents	$104,572	$199,449
Restricted cash	13,966	13,981
Accounts receivable (net of allowance of $382 and $382)	122,237	127,891
Deferred tax asset	54,887	84,110
Derivative asset	444	1,286
Other current assets	20,541	15,934
Total current assets	316,647	442,651

Oil and gas properties:
Oil and gas properties (using the successful efforts method of accounting)	2,748,975	2,556,938
Less: Accumulated depletion, impairment and amortization	(817,488)	(726,358)
Oil and gas properties, net	1,931,487	1,830,580

Furniture and fixtures, net	778	860
Derivative asset	491	673
Deferred financing costs, net	17,569	19,873
Other assets, net	12,604	12,496
Total assets	$2,279,576	$2,307,133

Liabilities and Shareholders' Equity

Current liabilities:
Accounts payable and accruals	$208,673	$270,557
Current maturities of long-term debt	12,165	12,165
Asset retirement obligation	26,417	28,194
Derivative liability	37,621	11,335
Other current liabilities	20,475	23,512
Total current liabilities	305,351	345,763

Long-term debt	1,390,588	1,391,846
Asset retirement obligation	163,331	158,577
Deferred tax liability	58,213	85,256
Derivative liability	11,956	13,242
Other liabilities	2,581	2,583
Total liabilities	1,932,020	1,997,267

Shareholders' equity:
Preferred stock: $0.001 par value	-	-
Common stock: $0.001 par value	36	36
Additional paid-in capital	391,199	388,250
Accumulated deficit	(45,216)	(92,061)
Accumulated other comprehensive income	2,448	14,552
Treasury stock, at cost	(911)	(911)
Total shareholders' equity	347,556	309,866
Total liabilities and shareholders' equity	$2,279,576	$2,307,133

CONSOLIDATED INCOME STATEMENTS
(In Thousands, Except Per Share Amounts)

	Three Months Ended
	March 31,
	2008	2007

Oil and gas revenues	$226,037	$144,749
Other revenues	897	1,598
Total revenues	226,934	146,347

Costs, operating expenses and other:
Lease operating	24,618	21,069
Exploration	141	731
General and administrative	9,236	8,768
Depreciation, depletion and amortization	89,399	53,400
Accretion of asset retirement obligation	4,300	2,960
Loss on abandonment	377	77
Other, net	(27)	-
Total costs, operating expenses and other	128,044	87,005
Income from operations	98,890	59,342

Other income (expense):
Interest income	1,228	2,068
Interest expense, net	(28,127)	(26,799)
Total other expense	(26,899)	(24,731)

Income before income taxes	71,991	34,611
Income tax (expense) benefit:
Current	(12,436)	(56)
Deferred	(12,710)	(7,121)
Total	(25,146)	(7,177)

Net income	$46,845	$27,434

Net income per share:
Basic	$1.31	$0.92
Diluted	$1.29	$0.89

Weighted average shares outstanding:
Basic	35,824	29,969
Diluted	36,247	30,702

CONSOLIDATED CASH FLOW DATA
(In Thousands)

	Three Months Ended
	March 31,
	2008	2007

Cash flows from operating activities:
Net income	$46,845	$27,434
Adjustments to operating activities	115,179	68,722
Changes in assets and liabilities	(35,375)	(11,973)
Net cash provided by operating activities	126,649	84,183

Cash flows from investing activities:
Additions to oil and gas properties	(215,021)	(169,485)
Additions to furniture and fixtures	(47)	(154)
Increase in restricted cash	-	(14)
Net cash used in investing activities	(215,068)	(169,653)

Cash flows from financing activities:
Proceeds from long-term debt	-	375,000
Principal payments of long-term debt	(3,042)	(178,184)
Net profits interest payments	(3,583)	-
Deferred financing costs	-	(8,445)
Principal payments of capital lease	-	(23,950)
Exercise of stock options	28	230
Net cash (used) provided by financing activities	(6,597)	164,651

Effect of exchange rate changes on cash	139	(24)

Net increase (decrease) in cash and cash equivalents	(94,877)	$79,157
Cash and cash equivalents, beginning of period	199,449	182,592

Cash and cash equivalents, end of period	$104,572	$261,749

Reconciliation of Non-GAAP Measures
(In Thousands, except per share data)

	Three Months Ended
	March 31,
	2008	2007

Net income	$46,845	$27,434
Loss on abandonment	377	77
Adjusted net income	$47,222	$27,511

Adjusted net income per share:
Basic	$1.32	$0.92
Diluted	$1.30	$0.90

Weighted average shares outstanding:
Basic	35,824	29,969
Diluted	36,247	30,702

Revenue Reconciliation
(In thousands)

	Three Months Ended
	March 31,
	2008	2007

Oil and gas revenues, including the effects of settled derivatives	$226,037	$144,675
Hedging ineffectiveness	-	74
Revenues from oil and gas production per income statements	$226,037	$144,749

CONTACT:
ATP Oil & Gas Corporation, Houston
T. Paul Bulmahn, 713-622-3311
Chairman and President
or
Albert L. Reese Jr., 713-622-3311
Chief Financial Officer
www.atpog.com